ePlus Reports First Quarter Financial Results:
                      Revenues Increase 40% to $150 Million

               Diluted Earnings Per Share Decreases 39% to $0.14;
                   Net Earnings Decrease 40% to $1.3 Million;
              Conference Call Rescheduled to Thursday, August 18th

HERNDON, VA - August 15, 2005 - ePlus inc. (Nasdaq NM: PLUS - news), a leading provider of Enterprise Cost Management (ECM) solutions, today announced financial results for its first quarter of fiscal year 2006, which ended June 30, 2005. Revenues for the quarter increased 40% to $149.8 million from $106.7 million the prior year, as a result of increased purchases by existing customers and the acquisition of the IT fulfillment, professional services, and software development and consulting service businesses of Manchester Technologies, Inc. Net earnings decreased 40% to $1.3 million from $2.2 million, and fully diluted earnings per share decreased 39% to $0.14 from $0.23.

"We are pleased with the increase in revenues, which demonstrates the retention of both organic and acquired customers, and provides a long-term opportunity to cross-sell additional Enterprise Cost Management solutions," stated Phillip G. Norton chairman, president and CEO of ePlus. "During the quarter, we added more than 100 new IT sales customers and we continued to penetrate the IP Telephony
(IPT) market with successful rollouts of advanced engineering services. Unfortunately, the quarter's earnings were affected by a reduction in gross margin on Sales of Product, which decreased to 9.5% from 10.7%, primarily resulting from a higher proportion of IT sales to a few lower margin, large customers, and continued softness in the leasing business. In addition, we experienced a rise in overhead expenses relating to our expansion, such as a 37% increase in Salaries and Benefits as our employee base increased from 573 to 651 due to the Manchester acquisition and higher headcounts in our engineering and software development units."

Mr. Norton continued, "Our substantial progress in the Sarbanes-Oxley Section 404 compliance process will allow key ePlus personnel involved in SOX to refocus on their primary missions of reducing costs, eliminating redundancies, and improving margins for future quarters. A primary objective for all of our business lines is to refocus on the middle-market and to better penetrate our own customer base of more than 2,000 middle-market customers. Our goal is to increase cross-sale and up-sale penetration rates to drive higher margins and profitability throughout the company."

The increase in Total Revenues for the quarter was driven by a 47% increase in Sales of Product to $134.9 million from $92.0 million, and by a 41% increase in Fee and Other Income to $3.6 million from $2.6 million. Lease Revenues declined 7% to $11.3 million from $12.2 million.

Cash and Cash Equivalents were $22.2 million at June 30, 2005, as compared to $38.9 million at fiscal year-end March 31, 2005. The change was due, in part, to the reduction of accrued liabilities during the quarter. The Company acquired 55,000 shares under its share repurchase program for consideration of $622,250 during the quarter. Total Assets and Shareholders' Equity on June 30, 2005 were $364.4 million and $132.8 million, respectively, as compared to $360.7 million and $132.1 million on March 31, 2005.

The financial results presented herein are unaudited. Investors are encouraged to review the company's Form 10-Q which will be filed on August 15, 2005 and to review other SEC filings including the company's audited financial statements contained in Form 10-K.

Conference Call Rescheduled To Thursday, August 18th at 11:00 a.m.
------------------------------------------------------------------

The Company will host a conference call at 11:00 a.m. E.S.T. on August 18, 2005. To listen, please call (973) 935-2107 or toll-free (800) 370-0923. Ask to be connected to the ePlus conference call. Live and archived webcasts can be accessed from www.eplus.com/investor. A telephone replay of the conference call will be available beginning at about 2:00 p.m. on August 18th through August 31st. Call (877) 519-4471 or (973) 341-3080 and enter the passcode 6319768.

About ePlus inc.

A leading provider of Enterprise Cost Management, ePlus provides a comprehensive solution to reduce the costs of purchasing, owning, and financing goods and services. ePlus Enterprise Cost Management (eECM) packages business process outsourcing, eProcurement, asset management, product and catalog content management, supplier enablement, strategic sourcing, financial services and document access and collaboration into a single integrated solution, all based on ePlus' leading business application software. The company is headquartered in Herndon, VA, and has more than 30 locations in the U.S. For more information, visit www.eplus.com, call 888-482-1122 or email info@eplus.com.
                                                --------------

ePlus(R), ePlus Enterprise Cost Management(R), and eECM(R) are registered trademarks of ePlus inc.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release, which are not historical facts, may be deemed to be "forward-looking statements." Actual and anticipated future results may vary due to certain risks and uncertainties, including, without limitation, the existence of demand for, and acceptance of, our services; our ability to adapt our services to meet changes in market developments; the impact of competition in our markets; the possibility of defects in our products or catalog content data; our ability to hire and retain sufficient personnel; our ability to protect our intellectual property; the creditworthiness of our customers; our ability to raise capital and obtain non-recourse financing for our transactions; our ability to realize our investment in leased equipment; our ability to reserve adequately for credit losses; fluctuations in our operating results; our reliance on our management team; and other risks or uncertainties detailed in our Securities and Exchange Commission filings.

All information set forth in this release and its attachments is as of August 15, 2005. ePlus inc. undertakes no duty to update this information. More information about potential factors that could affect ePlus inc.'s business and financial results is included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2005, the Quarterly Report on Form 10-Q for the quarter ended December 31, 2004, and its Form 10-K for the fiscal year ended March 31, 2005 including (without limitation) under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," which are on file with the SEC and available at the SEC's website at http://www.sec.gov/.
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
--------------------------------------------------------------------------------------------
ePlus inc. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)
                                                           Three Months Ended
                                                                June 30,
                                                    2004                       2005
                                              -----------------------------------------
REVENUES
Sales of product                                    $91,968,861           $134,869,844
Lease revenues                                       12,155,741             11,294,197
Fee and other income                                  2,574,131              3,639,760
                                              ------------------        ---------------
TOTAL REVENUES                                      106,698,733            149,803,801
                                              ------------------        ---------------
COSTS AND EXPENSES

Cost of sales, product                               82,160,785            122,106,503
Direct lease costs                                    2,676,998              3,777,145
Professional and other fees                           1,764,765                947,313
Salaries and benefits                                10,798,131             14,793,571
General and administrative expenses                   4,219,475              4,461,489
Interest and financing costs                          1,392,137              1,537,725
                                              ------------------        ---------------
TOTAL COSTS AND EXPENSES                            103,012,291            147,623,746
                                              ------------------        ---------------

EARNINGS BEFORE PROVISION FOR INCOME TAXES            3,686,442              2,180,055
                                              ------------------        ---------------

PROVISION FOR INCOME TAXES                            1,511,441                882,922
                                              ------------------        ---------------

NET EARNINGS                                         $2,175,001             $1,297,133
                                              ==================        ===============

NET EARNINGS PER COMMON SHARE - BASIC                     $0.24                  $0.15
                                              ==================        ===============
NET EARNINGS PER COMMON SHARE - DILUTED                   $0.23                  $0.14
                                              ==================        ===============

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC           8,921,590              8,545,744
WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED         9,407,252              9,042,438
--------------------------------------------------------------------------------------------

        Contact:        Kley Parkhurst, SVP
                        ePlus inc.
                        kparkhurst@eplus.com
                        --------------------
                        703-984-8150